Exhibit 13.1

Officer Certifications Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Empresa Distribuidora y Comercializadora Norte S.A., a sociedad anónima organized under the laws of Argentina (the “Company”), does hereby certify to such officer’s knowledge that:

The Amendment No. 2 to the annual report on Form 20-F for the year ended December 31, 2015 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 21, 2016

/s/ Ricardo Torres
Name: Ricardo Torres
Title: Chief Executive Officer

Date: July 21, 2016

/s/ Leandro Carlos Montero
Name: Leandro Carlos Montero
Title: Chief Financial Officer